UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         JULY 8, 2002


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


        MINNESOTA                     0-25121               41-1597886
(State of Incorporation)         (Commission File          (IRS Employer
                                          Number)            Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                          55442
        (Address of principal                         (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000





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ITEM 9.  REGULATION FD DISCLOSURE.

        On July 8, 2002, the registrant issued a press release, as follows:

FOR IMMEDIATE RELEASE                      CONTACT:  Mark Kimball (763) 551-7070
July 8, 2002                                         Select Comfort Corporation


                           SELECT COMFORT CORPORATION
                      ANNOUNCES STRONG SECOND QUARTER SALES

         SECOND QUARTER NET SALES INCREASE BY MORE THAN 20% VERSUS 2001;
             SECOND QUARTER EARNINGS TO EXCEED EARLIER EXPECTATIONS

MINNEAPOLIS, MINN. (July 8, 2002) - Select Comfort Corporation (NASDAQ: SCSS) today announced that net sales for the second quarter ended June 29, 2002 were approximately $77 million, up more than 20 percent from last year's second quarter net sales of $62.7 million. This performance is above our earlier expectations and previously provided guidance and is the second consecutive quarter the company has recorded sales growth in excess of 20 percent. Each of the company's four distribution channels recorded double-digit sales gains during the second quarter, including comparable store sales increases of 21 percent.

The company is in the process of finalizing results for the quarter, but expects to report fully diluted earnings per share in the range of $0.07 to $0.09, based on approximately 34 million fully diluted shares outstanding, compared with a loss of $0.19 in the second quarter of last year. Full results for the quarter - the company's fourth consecutive profitable quarter -- are scheduled for release after close of business on July 15.

"We are very pleased with the continuation of our robust first quarter sales trends in this uncertain economic environment, and are ahead of schedule to meet sales, profit and market share goals for 2002" said Bill McLaughlin, chief executive officer. "We expect double-digit growth to continue into the second half of the year, although sales growth rates may moderate as we lap the year-ago introduction of our new advertising campaign and other growth initiatives."

The company plans to release full financial results for the second quarter after the close of business on July 15. Management will conduct a conference call to discuss second quarter results on Tuesday, July 16, at 10:00 a.m. Central Time. A simultaneous webcast of the call will



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be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 1:00 p.m. Central Time on Tuesday, July 16, through 5:00 p.m. Central Time on Tuesday, July 23, 2002. To access the replay, please call 800-642-1687 from anywhere in the U. S. International callers may dial 706-645-9291. The passcode for the replay is 4839807. An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on Tuesday, July 16, at www.selectcomfort.com.

     Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 27 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of adjustable-firmness mattresses, including the SLEEP NUMBER(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 321 retail stores located nationwide, including 20 leased departments in Bed Bath & Beyond stores; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.


     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, consumer confidence, effectiveness and efficiency of our advertising and promotional efforts, consumer acceptance of our products and sleep technology, industry competition, our dependence on significant suppliers, including United Parcel Service (UPS) for delivery of our sleep systems and Conseco Finance for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors, as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SELECT COMFORT CORPORATION
                                          (Registrant)


Dated:  July 8, 2002                 By     /s/ Mark A. Kimball
                                       -----------------------------------------

                                     Title:        Senior Vice President
                                           -------------------------------------






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